Exhibit 99.1

Pennsylvania Real Estate Investment Trust 200 South Broad Street, Philadelphia, PA 19102 www.preit.com
Phone:	215-875-0700
Fax:	215-546-7311
Toll Free:	866-875-0700

CONTACT:

Robert McCadden

EVP & CFO

(215) 875-0735

Nurit Yaron

VP, Investor Relations

(215) 875-0735

PREIT Reports Fourth Quarter and Full Year 2010 Results

Philadelphia, PA, February 23, 2011 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the quarter and full year ended December 31, 2010.

Ronald Rubin, Chairman and Chief Executive Officer, said, “During 2010, we brought new tenants into our portfolio, including large format retailers, and increased non-anchor occupancy by 260 basis points. On the financial side, we reduced our leverage and improved our balance sheet, in part by refinancing our credit facility, raising equity and selling non-core assets and using the proceeds primarily to pay down debt. Though we have more work to do, we are pleased with the increases in our operating metrics and the improvements in our financial picture.”

The following tables set forth information regarding Funds From Operations (“FFO”) and the adjustments related to asset impairments in prior years and the gains and charges associated with the repayment of debt:

	Fourth Quarter		Full Year
(In millions, except per share amounts)	2010	2009	2010	2009
Funds From Operations	$32.2	$(23.8)	$99.2	$73.1
Impairment of assets	—	74.2	—	74.3
Gain on extinguishment of debt	—	(13.1)	—	(27.0)
Accelerated amortization of deferred financing costs	—	—	3.7	—

FFO, as adjusted	$32.2	$37.3	$102.9	$120.3

	Fourth Quarter		Full Year
Per Diluted Share and OP Unit	2010	2009	2010	2009
Funds From Operations	$0.56	$(0.52)	$1.86	$1.69
Impairment of assets	—	1.62	—	1.72
Gain on extinguishment of debt	—	(0.29)	—	(0.63)
Accelerated amortization of deferred financing costs	—	—	0.07	—

FFO, as adjusted	$0.56	$0.81	$1.93	$2.78

Same store NOI was $78.9 million for the quarter ended December 31, 2010, an increase of 2.5% compared to $77.0 million for the quarter ended December 31, 2009. Lease termination revenue was $0.5 million in both quarters. For the year ended December 31, 2010, same store NOI was $280.9 million, including $3.3 million in lease termination revenue, a decrease of 0.4% compared to $282.1 million, including $2.3 million in lease termination revenue, for the year ended December 31, 2009. Same store results represent retail properties that the Company owned for the full periods presented.

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Total NOI was $79.0 million for the quarter ended December 31, 2010, compared to $79.8 million for the quarter ended December 31, 2009. Total NOI was $288.8 million for the year ended December 31, 2010, compared to $295.5 million for the year ended December 31, 2009, primarily due to a decrease in non-same store NOI. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Net loss attributable to PREIT was $8.0 million, or $0.15 per diluted share, for the quarter ended December 31, 2010, compared to a net loss attributable to PREIT of $61.1 million, or $1.41 per diluted share, for the quarter ended December 31, 2009. Net loss attributable to PREIT was $51.9 million, or $1.04 per diluted share, for the year ended December 31, 2010, compared to a net loss attributable to PREIT of $85.7 million, or $2.11 per diluted share, for the year ended December 31, 2009.

Primary Factors Affecting Financial Results

Results for the quarter ended December 31, 2010 included:

•	A $4.4 million reduction in depreciation and amortization as the value of in-place lease intangibles related to properties acquired in 2003 became fully amortized during 2010.

Results for the year ended December 31, 2010 also included:

•	A $19.1 million non-FFO gain on sale of discontinued operations from the September 2010 sale of five wholly-owned power centers;

•	Increased weighted average shares, as a result of the public offering of 10.35 million common shares in May 2010; and

•

Accelerated amortization of $3.7 million of deferred financing costs resulting from the permanent reduction of the 2010 Term Loan from the net proceeds of the May 2010 equity offering and the September 2010 sale of the power centers.

Results for the quarter ended December 31, 2009 included:

•	Impairment charges of $74.2 million;

•	A $13.1 million gain on extinguishment of debt;

•	A $6.1 million gain on the sale of discontinued operations; and

•	A $2.7 million gain on the sale of a parcel at Pitney Road Plaza, a power center in Lancaster, Pennsylvania.

Results for the year ended December 31, 2009 also included:

•	A $27.0 million gain on extinguishment of debt, including the $13.1 million gain in the fourth quarter;

•	A $9.5 million gain on the sale of discontinued operations, including the $6.1 million gain in the fourth quarter; and

•	A $4.3 million gain on sales of real estate, including the $2.7 million gain in the fourth quarter.

Retail Operations

The following tables set forth information regarding sales per square foot and occupancy in the Company’s retail portfolio, including properties owned by partnerships in which the Company owns a 50% interest:

	Twelve Months Ended:
	December 31, 2010	December 31, 2009
Sales per square foot (1)	$350	$334

(1)	Includes enclosed malls in the Company’s portfolio as of the respective dates. Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

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	Occupancy as of:
	December 31, 2010	December 31, 2009 (1)
Retail portfolio weighted average:
Total including anchors	91.0%	89.4%
Total excluding anchors	87.2%	84.6%
Enclosed malls weighted average: (2)
Total including anchors	90.4%	89.5%
Total excluding anchors	86.1%	84.5%
Strip/power centers weighted average:	95.8%	88.8%

(1)	Occupancy for the period ended December 31, 2009 was adjusted to exclude the five power centers that were sold in September 2010.
(2)

Including all tenants occupying space under a license agreement with an initial term of less than one year, total enclosed mall occupancy was 92.6% and occupancy excluding anchors was 90.4%. Corresponding amounts in the prior year period were 91.8% and 89.0%, respectively.

2011 Outlook

The Company estimates that net loss per diluted share and FFO per diluted share for 2011 will be as follows:

Estimates Per Diluted Share	Lower End	Upper End
FFO guidance	$1.56	$1.66

Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), net of other adjustments	(2.44)	(2.44)

Net loss attributable to PREIT	$(0.88)	$(0.78)

Assumptions

•	Same store NOI growth, excluding lease termination revenue, of between (1.0)% and 1.0%;

•	Lease terminations of $1.5 million to $2.5 million;

•	No significant change in general and administrative expenses; and

•	No acquisitions or dispositions.

Conference Call Information

Management has scheduled a conference call for 3:00 p.m. Eastern Time today to review the Company’s fourth quarter results, market trends, and future outlook. To listen to the call, please dial (877) 941-2321 (domestic) or (480) 629-9714 (international), at least five minutes before the scheduled start time, and provide conference ID number 4407617. Investors can also access the call in a “listen only” mode via the Internet at the Company website, www.preit.com, or at www.viavid.net. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, a replay of the call will be available through March 9, 2011 at (877) 870-5176 (domestic) or (858) 384-5517 (international), (Replay reservation number: 4407617). The online archive of the Internet broadcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls. Currently, the Company’s portfolio consists of 49 properties, including 38 shopping malls, eight strip and power centers, and three development properties. The Company’s properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. The operating retail properties have approximately 33 million total

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square feet of space. PREIT is headquartered in Philadelphia, Pennsylvania. The Company’s website can be found at www.preit.com. PREIT is publicly traded on the NYSE under the symbol PEI.

Definitions

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used in the real estate industry, as income before gains (losses) on sales of operating properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. Similarly, FFO per diluted share and OP Unit is a measure that is useful because it reflects the dilutive impact of outstanding convertible securities.

The Company uses FFO and FFO per diluted share and OP Unit in measuring its performance against peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company.

FFO does not include gains or losses on the sale of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions.

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of operating real estate and depreciation and amortization of real estate.

Net operating income (“NOI”), which is a non-GAAP measure, is derived from real estate revenue (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, interest and other income, interest expense, depreciation and amortization,

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gains on sales of interests in real estate, gains on sales of discontinued operations, impairment losses, abandoned project costs, other expenses and gain on extinguishment of debt.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. Moreover, PREIT’s business might be affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: PREIT’s substantial debt and high leverage ratio; constraining leverage, interest and tangible net worth covenants under the 2010 Credit Facility, as well as capital application provisions and limits on PREIT’s ability to pay distributions on its common shares; PREIT’s ability to refinance its existing indebtedness when it matures on favorable terms, or at all; PREIT’s ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties, or through other actions; PREIT’s short- and long-term liquidity position; the effects on PREIT of dislocations and liquidity disruptions in the capital and credit markets; economic conditions and their effect on employment, business and consumer confidence and consumer spending; tenant business and solvency and leasing decisions and the value and potential impairment of PREIT’s properties; and PREIT’s ability to maintain and increase property occupancy, sales and rental rates, including at redeveloped properties. Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the estimates set forth in this or other press releases or other disclosures. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K for the year ended December 31, 2009. PREIT does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

[Financial tables to follow]

**	Quarterly supplemental financial and operating	**
**	information will be available on www.preit.com	**

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

CONSOLIDATED BALANCE SHEETS

	December 31, 2010	December 31, 2009
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,448,900	$3,459,745
Construction in progress	121,547	215,231
Land held for development	17,021	9,337

Total investments in real estate	3,587,468	3,684,313
Accumulated depreciation	(729,086)	(623,309)

Net investments in real estate	2,858,382	3,061,004

INVESTMENTS IN PARTNERSHIPS, at equity:	30,959	32,694

OTHER ASSETS:
Cash and cash equivalents	42,327	74,243
Tenant and other receivables (net of allowance for doubtful accounts of $22,083 and $19,981 at December 31, 2010 and December 31, 2009, respectively)	40,732	55,303
Intangible assets (net of accumulated amortization of $52,904 and $198,984 at December 31, 2010 and December 31, 2009, respectively)	15,787	38,978
Deferred costs and other assets, net	91,930	84,358

Total assets	$3,080,117	$3,346,580

LIABILITIES:
Mortgage loans (including debt premium of $1,569 and $2,744 at December 31, 2010 and December 31, 2009, respectively)	$1,744,248	$1,777,121
Exchangeable notes (net of debt discount of $2,809 and $4,664 at December 31, 2010 and December 31, 2009, respectively)	134,091	132,236
Revolving facilities	—	486,000
Term loans	347,200	170,000
Tenants’ deposits and deferred rent	16,583	13,170
Distributions in excess of partnership investments	44,614	48,771
Accrued construction costs	6,158	11,778
Fair value of derivative liabilities	27,233	14,610
Accrued expenses and other liabilities	55,460	58,090

Total liabilities	2,375,587	2,711,776

EQUITY:	704,530	634,804

Total liabilities and equity	$3,080,117	$3,346,580

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

RECONCILIATION OF NOI AND FFO TO NET LOSS

	Quarter Ended December 31, 2010				Quarter Ended December 31, 2009
	Consolidated	Share of unconsolidated partnerships	Discontinued operations	Total	Consolidated	Share of unconsolidated partnerships	Discontinued operations	Total
(in thousands except per share amounts)
Real Estate Revenue(a)	$121,084	$9,800	$—	$130,884	$122,635	$9,637	$3,478	$135,750
Operating Expenses	(48,974)	(2,952)	—	(51,926)	(51,966)	(3,166)	(814)	(55,946)

NET OPERATING INCOME	72,110	6,848	—	78,958	70,669	6,471	2,664	79,804

General and administrative expenses	(10,712)	—	—	(10,712)	(9,122)	—	—	(9,122)
Impairment of assets and project costs	(199)	—	—	(199)	(74,562)	—	—	(74,562)
Interest and other income	1,145	—	—	1,145	943	—	—	943
Income taxes and other expenses	74	—	—	74	49	—	—	49
Interest expense, net	(34,142)	(2,617)	—	(36,759)	(33,462)	(1,813)	(756)	(36,031)
Gain on extinguishment of debt	—	—	—	—	13,076	—	—	13,076
Gains on sales of non operating real estate	—	—	—	—	2,657	—	—	2,657
Depreciation on non real estate assets	(324)	—	—	(324)	(648)	—	—	(648)

FUNDS FROM OPERATIONS	27,952	4,231	—	32,183	(30,400)	4,658	1,908	(23,834)
Depreciation on real estate assets	(38,591)	(2,074)	—	(40,665)	(43,092)	(2,089)	(1,323)	(46,504)
Equity in income of partnerships	2,157	(2,157)	—	—	2,569	(2,569)	—	—
Operating results from discontinued operations	—	—	—	—	585		(585)	—
(Adjustment to gain) gain on sale of discontinued operations	(56)	—	—	(56)	6,106	—	—	6,106

Net Loss	$(8,538)	$—	$—	$(8,538)	$(64,232)	$—	$—	$(64,232)

(a) Total includes the non-cash effect of straight-line rent of $(47) and $48 for the quarters ended December 31, 2010 and 2009, respectively.

Weighted average number of shares outstanding				54,223				43,357
Weighted average effect of full conversion of OP Units				2,329				2,329
Effect of common share equivalents				781				49

Total weighted average shares outstanding, including OP Units				57,333				45,735

FUNDS FROM OPERATIONS				$32,183				$(23,834)
Accelerated amortization of deferred financing costs				—				—
Impairment of assets				—				74,184
Gain on extinguishment of debt				—				(13,076)

FUNDS FROM OPERATIONS AS ADJUSTED				$32,183				$37,274

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT				$0.56				$(0.52)

Accelerated amortization of deferred financing costs				—				—
Impairment of assets				—				1.62
Gain on extinguishment of debt				—				(0.29)

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED				$0.56				$0.81

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

RECONCILIATION OF NOI AND FFO TO NET LOSS

	Year Ended December 31, 2010				Year Ended December 31, 2009
	Consolidated	Share of unconsolidated partnerships	Discontinued operations	Total	Consolidated	Share of unconsolidated partnerships	Discontinued operations	Total
(in thousands except per share amounts)
Real Estate Revenue(a)	$450,365	$38,092	$9,497	$497,954	$448,271	$37,296	$16,447	$502,014
Operating Expenses	(195,273)	(11,767)	(2,107)	(209,147)	(190,968)	(11,789)	(3,791)	(206,548)

NET OPERATING INCOME	255,092	26,325	7,390	288,807	257,303	25,507	12,656	295,466

General and administrative expenses	(38,973)	—	—	(38,973)	(37,558)	—	—	(37,558)
Impairment of assets and project costs	(1,057)	—	—	(1,057)	(75,012)	—	—	(75,012)
Interest and other income	5,276	—	—	5,276	3,035	—	—	3,035
Income taxes and other expenses	(80)	—	—	(80)	(169)	—	—	(169)
Interest expense, net	(142,730)	(8,619)	(1,926)	(153,275)	(131,236)	(7,261)	(2,328)	(140,825)
Gain on extinguishment of debt	—	—	—	—	27,047	—	—	27,047
Gains on sales of non operating real estate	—	—	—	—	3,388	—	—	3,388
Depreciation on non real estate assets	(1,484)	—	—	(1,484)	(2,285)	—	—	(2,285)

FUNDS FROM OPERATIONS	76,044	17,706	5,464	99,214	44,513	18,246	10,328	73,087

Gains on sales of real estate	—	—	—	—	923	—	—	923
Depreciation on real estate assets	(160,108)	(8,656)	(3,907)	(172,671)	(159,405)	(8,144)	(6,055)	(173,604)
Equity in income of partnerships	9,050	(9,050)	—	—	10,102	(10,102)	—	—
Operating results from discontinued operations	1,557	—	(1,557)	—	4,273	—	(4,273)	—
Gain on sale of discontinued operations	19,094	—	—	19,094	9,503	—	—	9,503

Net Loss	$(54,363)	$—	$—	$(54,363)	$(90,091)	$—	$—	$(90,091)

(a) Total includes the non-cash effect of straight-line rent of $1,147 and $1,276 for the years ended December 31, 2010 and 2009, respectively.

Weighted average number of shares outstanding				50,642				40,953
Weighted average effect of full conversion of OP Units				2,329				2,268
Effect of common share equivalents				502				12

Total weighted average shares outstanding, including OP Units				53,473				43,233

FUNDS FROM OPERATIONS				$99,214				$73,087
Accelerated amortization of deferred financing costs				3,652				—
Impairment of assets				—				74,254
Gain on extinguishment of debt				—				(27,047)

FUNDS FROM OPERATIONS AS ADJUSTED				$102,866				$120,294

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT				$1.86				$1.69

Accelerated amortization of deferred financing costs				0.07				—
Impairment of assets				—				1.72
Gain on extinguishment of debt				—				(0.63)

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT-AS ADJUSTED				$1.93				$2.78

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

STATEMENTS OF OPERATIONS

	Quarter Ended		Year Ended
(In thousands, except per share amounts)	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
REVENUE:
Real estate revenue:
Base rent	$78,944	$77,028	$293,640	$288,542
Expense reimbursements	31,897	35,502	131,877	135,627
Percentage rent	3,292	2,978	5,585	5,357
Lease termination revenue	478	518	3,028	2,154
Other real estate revenue	6,473	6,609	16,235	16,591

Real estate revenue	121,084	122,635	450,365	448,271
Interest and other income	1,145	943	5,276	3,035

Total revenue	122,229	123,578	455,641	451,306

EXPENSES:
Property operating expenses:
CAM and real estate tax	(35,583)	(37,988)	(142,767)	(139,274)
Utilities	(5,978)	(5,506)	(26,030)	(24,066)
Other	(7,413)	(8,472)	(26,476)	(27,628)

Total operating expenses	(48,974)	(51,966)	(195,273)	(190,968)

Depreciation and amortization	(38,915)	(43,740)	(161,592)	(161,690)
Other expenses:
General and administrative expenses	(10,712)	(9,122)	(38,973)	(37,558)
Impairment of assets and project costs	(199)	(74,562)	(1,057)	(75,012)
Income taxes and other expenses	74	49	(80)	(169)

Total other expenses	(10,837)	(83,635)	(40,110)	(112,739)

Interest expense, net	(34,142)	(33,462)	(142,730)	(131,236)
Gain on extinguishment of debt	—	13,076	—	27,047

Total expenses	(132,868)	(199,727)	(539,705)	(569,586)

Loss before equity in income of partnerships, gains on sales of real estate	(10,639)	(76,149)	(84,064)	(118,280)
Equity in income of partnerships	2,157	2,569	9,050	10,102
Gains on sales of real estate	—	2,657	—	4,311

Net loss from continuing operations	(8,482)	(70,923)	(75,014)	(103,867)

Discontinued operations:
Operating results from discontinued operations	—	585	1,557	4,273
(Adjustment to gain) gain on sale of discontinued operations	(56)	6,106	19,094	9,503

Net income from discontinued operations	(56)	6,691	20,651	13,776
Net loss	(8,538)	(64,232)	(54,363)	(90,091)
Less: Net loss attributed to noncontrolling interest	507	3,138	2,436	4,353

Net loss attributable to Pennsylvania Real Estate Investment Trust	$(8,031)	$(61,094)	$(51,927)	$(85,738)

Basic loss per share - Pennsylvania Real Estate Investment Trust	$(0.15)	$(1.41)	$(1.04)	$(2.11)
Diluted loss per share - Pennsylvania Real Estate Investment Trust (1)	$(0.15)	$(1.41)	$(1.04)	$(2.11)

Weighted average number of shares outstanding for diluted EPS	54,223	43,357	50,642	40,953

(1)

For the quarters and years ended December 31, 2010 and 2009, respectively, there are net losses from continuing operations, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

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